Free Writing Prospectus

VanEck Merk Gold Trust

2016 Tax Reporting Statement

0001546652

Pursuant to 433/163

333-180868

VanEck Merk Gold Trust
2016 Grantor Trust Tax Reporting Statement
EIN: 466582016
CUSIP: 921078101
Ticker: OUNZ

The following information is being provided to assist Shareholders of the VanEck Merk Gold Trust with reporting of their taxable income and expenses for the period January 1, 2016 through December 31, 2016, pursuant to Treasury Regulation Section 1.671-5. Under this regulation, the VanEck Merk Gold Trust is considered a "non-mortgage widely held fixed investment trust."

TAXATION OF THE TRUST

The VanEck Merk Gold Trust is a grantor trust for U.S. federal income tax purposes. As a result, the Trust itself is not subject to U.S. federal income tax. Instead, the Trust’s income and expenses “flow through” to the Shareholders.

TAXATION OF U.S. INDIVIDUAL SHAREHOLDERS

Shareholders generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust’s income and proceeds, and directly incurred their pro rata share of the Trust’s expenses. Most state and local tax authorities follow U.S. Income tax rules in this regard. However, Shareholders should contact their own tax advisors as to the state and local tax consequences of ownership of OUNZ shares.

The Trust holds only gold bullion and, accordingly, received no income during the year.

The Trust issues and allocates shares to the Sponsor in lieu of paying the fee to compensate the Sponsor (Sponsor's Fee) in cash, eliminating the need for the Trust to sell gold to raise cash to pay the Sponsor's Fee. In 2016, all of the Trust's expenses were paid by the Sponsor. However, for tax reporting purposes, the Trust will treat the issuance of shares to the Sponsor as payment of the Sponsor's Fee and/or reimbursement of the Trust's expenses and/or liabilities as a taxable exchange by the Trust of the portion of the underlying gold represented by those shares and thus will also constitute a taxable event for investors. As a result, the tax information below refers to gold sold by the Trust.

Because the Trust sold only a de minimis amount of gold for payment of Trust expenses during the year and made no distributions of sale proceeds to its Shareholders, under Treas. Reg. Sec. 1.671-5(c)(2)(iv)(B) neither the Trust nor brokers are required to report the gross proceeds of Trust sales to Shareholders on Form 1099B. Certain brokers may nevertheless elect to report these proceeds to their customers on a composite Form 1099B. For those Shareholders who have not received this information on Form 1099B, it is contained in the attached 2016 Gross Proceeds File together with an example illustrating how a Shareholder should calculate gain or loss.

VanEck Merk Gold Trust 2016 EXPENSE FILE

Date	Expenses Per Share
January	0.00326740
February	0.00368534
March	0.00418974
April	0.00394109
May	0.00348649
June	0.00405642
July	0.00443310
August	0.00444823
September	0.00459204
October	0.00391691
November	0.00400073
December	0.00444920
Total for year	0.04846669

How to Calculate the Shareholder’s Investment Expenses

Identify in the table above the months (full and partial) in which the Shareholder held shares in the VanEck Merk Gold Trust (OUNZ). The amount in the column labeled “Expenses Per Share," represents the amount of investment expense paid per share for a full month. For any month in which the shares were not held on each day in such month, the expenses should be pro-rated based on the number of days held.

Example illustrating calculation of a Shareholder's 2016 VanEck Merk Gold Trust Investment Expenses

Assume that a Shareholder purchased 200 shares on June 15, 2016 and sold them on November 15, 2016. For the month of June, Shareholder's expenses are $0.00405642 x (15/30) = $0.00202821 per share. For the months of July through October, the expenses per share are as shown. For the month of November Shareholder's expenses are $0.00200037 per share (0.00400073 x (15/30)). The total expenses for Shareholder are therefore $0.02141886 per share, or $4.28.

Total Expenses per Share	$0.02141886
Total Shares	200
Total Expense	$4.28
(1040 Sch A)

1

VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
01/01/2016	0.00993810
01/02/2016	0.00993810
01/03/2016	0.00993810
01/04/2016	0.00993439
01/05/2016	0.00993439
01/06/2016	0.00993439
01/07/2016	0.00993439
01/08/2016	0.00993439
01/09/2016	0.00993439
01/10/2016	0.00993439
01/11/2016	0.00993439
01/12/2016	0.00993439
01/13/2016	0.00993439
01/14/2016	0.00993439
01/15/2016	0.00993439
01/16/2016	0.00993439
01/17/2016	0.00993439
01/18/2016	0.00993439
01/19/2016	0.00993439
01/20/2016	0.00993439
01/21/2016	0.00993439
01/22/2016	0.00993434
01/23/2016	0.00993434
01/24/2016	0.00993434
01/25/2016	0.00993434
01/26/2016	0.00993434
01/27/2016	0.00993434
01/28/2016	0.00993434
01/29/2016	0.00993140	0.00000296	0.0032674
01/30/2016	0.00993140
01/31/2016	0.00993140
02/01/2016	0.00993140
02/02/2016	0.00993140
02/03/2016	0.00993140
02/04/2016	0.00993140
02/05/2016	0.00993140
02/06/2016	0.00993140
02/07/2016	0.00993140
02/08/2016	0.00993140
02/09/2016	0.00993140
02/10/2016	0.00993136
02/11/2016	0.00993136
02/12/2016	0.00993134
02/13/2016	0.00993134
02/14/2016	0.00993134
02/15/2016	0.00993134
02/16/2016	0.00993134
02/17/2016	0.00993134
02/18/2016	0.00993134
02/19/2016	0.00993134

2

VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
02/20/2016	0.00993134
02/21/2016	0.00993134
02/22/2016	0.00993134
02/23/2016	0.00993134
02/24/2016	0.00993134
02/25/2016	0.00993134
02/26/2016	0.00993134
02/27/2016	0.00993134
02/28/2016	0.00993134
02/29/2016	0.00993134	0.00000301	0.00368534
03/01/2016	0.00992835
03/02/2016	0.00992835
03/03/2016	0.00992835
03/04/2016	0.00992835
03/05/2016	0.00992835
03/06/2016	0.00992835
03/07/2016	0.00992835
03/08/2016	0.00992835
03/09/2016	0.00992835
03/10/2016	0.00992835
03/11/2016	0.00992835
03/12/2016	0.00992835
03/13/2016	0.00992835
03/14/2016	0.00992835
03/15/2016	0.00992835
03/16/2016	0.00992835
03/17/2016	0.00992835
03/18/2016	0.00992835
03/19/2016	0.00992835
03/20/2016	0.00992835
03/21/2016	0.00992835
03/22/2016	0.00992835
03/23/2016	0.00992835
03/24/2016	0.00992835
03/25/2016	0.00992835
03/26/2016	0.00992835
03/27/2016	0.00992835
03/28/2016	0.00992835
03/29/2016	0.00992835
03/30/2016	0.00992835
03/31/2016	0.00992835	0.00000341	0.00418974
04/01/2016	0.00992497
04/02/2016	0.00992497
04/03/2016	0.00992497
04/04/2016	0.00992497
04/05/2016	0.00992497
04/06/2016	0.00992497
04/07/2016	0.00992497
04/08/2016	0.00992497
04/09/2016	0.00992497
04/10/2016	0.00992497

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VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
04/11/2016	0.00992497
04/12/2016	0.00992494
04/13/2016	0.00992494
04/14/2016	0.00992490
04/15/2016	0.00992490
04/16/2016	0.00992490
04/17/2016	0.00992490
04/18/2016	0.00992490
04/19/2016	0.00992490
04/20/2016	0.00992490
04/21/2016	0.00992490
04/22/2016	0.00992490
04/23/2016	0.00992490
04/24/2016	0.00992490
04/25/2016	0.00992490
04/26/2016	0.00992490
04/27/2016	0.00992490
04/28/2016	0.00992490
04/29/2016	0.00992183	0.00000309	0.00394109
04/30/2016	0.00992183
05/01/2016	0.00992183
05/02/2016	0.00992183
05/03/2016	0.00992183
05/04/2016	0.00992182
05/05/2016	0.00992182
05/06/2016	0.00992182
05/07/2016	0.00992182
05/08/2016	0.00992182
05/09/2016	0.00992182
05/10/2016	0.00992182
05/11/2016	0.00992182
05/12/2016	0.00992182
05/13/2016	0.00992182
05/14/2016	0.00992182
05/15/2016	0.00992182
05/16/2016	0.00992182
05/17/2016	0.00992182
05/18/2016	0.00992182
05/19/2016	0.00992177
05/20/2016	0.00992177
05/21/2016	0.00992177
05/22/2016	0.00992177
05/23/2016	0.00992177
05/24/2016	0.00992177
05/25/2016	0.00992125
05/26/2016	0.00992125
05/27/2016	0.00992125
05/28/2016	0.00992125
05/29/2016	0.00992125
05/30/2016	0.00992125
05/31/2016	0.00992125	0.00000290	0.00348649

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VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
06/01/2016	0.00991837
06/02/2016	0.00991837
06/03/2016	0.00991837
06/04/2016	0.00991837
06/05/2016	0.00991837
06/06/2016	0.00991837
06/07/2016	0.00991837
06/08/2016	0.00991837
06/09/2016	0.00991837
06/10/2016	0.00991837
06/11/2016	0.00991837
06/12/2016	0.00991837
06/13/2016	0.00991837
06/14/2016	0.00991837
06/15/2016	0.00991837
06/16/2016	0.00991837
06/17/2016	0.00991837
06/18/2016	0.00991837
06/19/2016	0.00991837
06/20/2016	0.00991837
06/21/2016	0.00991837
06/22/2016	0.00991832
06/23/2016	0.00991832
06/24/2016	0.00991832
06/25/2016	0.00991832
06/26/2016	0.00991832
06/27/2016	0.00991832
06/28/2016	0.00991832
06/29/2016	0.00991832
06/30/2016	0.00991832	0.00000310	0.00405642
07/01/2016	0.00991525
07/02/2016	0.00991525
07/03/2016	0.00991525
07/04/2016	0.00991525
07/05/2016	0.00991525
07/06/2016	0.00991525
07/07/2016	0.00991525
07/08/2016	0.00991525
07/09/2016	0.00991525
07/10/2016	0.00991525
07/11/2016	0.00991525
07/12/2016	0.00991525
07/13/2016	0.00991525
07/14/2016	0.00991525
07/15/2016	0.00991525
07/16/2016	0.00991525
07/17/2016	0.00991525
07/18/2016	0.00991525
07/19/2016	0.00991522
07/20/2016	0.00991522
07/21/2016	0.00991522

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VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
07/22/2016	0.00991522
07/23/2016	0.00991522
07/24/2016	0.00991522
07/25/2016	0.00991522
07/26/2016	0.00991522
07/27/2016	0.00991522
07/28/2016	0.00991522
07/29/2016	0.00991192	0.00000333	0.0044331
07/30/2016	0.00991192
07/31/2016	0.00991192
08/01/2016	0.00991192
08/02/2016	0.00991192
08/03/2016	0.00991191
08/04/2016	0.00991191
08/05/2016	0.00991191
08/06/2016	0.00991191
08/07/2016	0.00991191
08/08/2016	0.00991191
08/09/2016	0.00991191
08/10/2016	0.00991191
08/11/2016	0.00991191
08/12/2016	0.00991191
08/13/2016	0.00991191
08/14/2016	0.00991191
08/15/2016	0.00991191
08/16/2016	0.00991191
08/17/2016	0.00991191
08/18/2016	0.00991191
08/19/2016	0.00991191
08/20/2016	0.00991191
08/21/2016	0.00991191
08/22/2016	0.00991191
08/23/2016	0.00991187
08/24/2016	0.00991187
08/25/2016	0.00991187
08/26/2016	0.00991187
08/27/2016	0.00991187
08/28/2016	0.00991187
08/29/2016	0.00991187
08/30/2016	0.00991187
08/31/2016	0.00991187	0.00000343	0.00444823
09/01/2016	0.00990848
09/02/2016	0.00990848
09/03/2016	0.00990848
09/04/2016	0.00990848
09/05/2016	0.00990848
09/06/2016	0.00990848
09/07/2016	0.00990848
09/08/2016	0.00990848
09/09/2016	0.00990848
09/10/2016	0.00990848

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VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
09/11/2016	0.00990848
09/12/2016	0.00990848
09/13/2016	0.00990848
09/14/2016	0.00990848
09/15/2016	0.00990848
09/16/2016	0.00990848
09/17/2016	0.00990848
09/18/2016	0.00990848
09/19/2016	0.00990848
09/20/2016	0.00990848
09/21/2016	0.00990848
09/22/2016	0.00990848
09/23/2016	0.00990848
09/24/2016	0.00990848
09/25/2016	0.00990848
09/26/2016	0.00990848
09/27/2016	0.00990848
09/28/2016	0.00990848
09/29/2016	0.00990848
09/30/2016	0.00990848	0.00000351	0.00459204
10/01/2016	0.00990848
10/02/2016	0.00990848
10/03/2016	0.00990501
10/04/2016	0.00990501
10/05/2016	0.00990500
10/06/2016	0.00990500
10/07/2016	0.00990500
10/08/2016	0.00990500
10/09/2016	0.00990500
10/10/2016	0.00990500
10/11/2016	0.00990500
10/12/2016	0.00990500
10/13/2016	0.00990500
10/14/2016	0.00990500
10/15/2016	0.00990500
10/16/2016	0.00990500
10/17/2016	0.00990500
10/18/2016	0.00990500
10/19/2016	0.00990500
10/20/2016	0.00990500
10/21/2016	0.00990500
10/22/2016	0.00990500
10/23/2016	0.00990500
10/24/2016	0.00990500
10/25/2016	0.00990500
10/26/2016	0.00990496
10/27/2016	0.00990496
10/28/2016	0.00990496
10/29/2016	0.00990496
10/30/2016	0.00990496
10/31/2016	0.00990188	0.00000311	0.00391691

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VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
11/01/2016	0.00990188
11/02/2016	0.00990188
11/03/2016	0.00990188
11/04/2016	0.00990188
11/05/2016	0.00990188
11/06/2016	0.00990188
11/07/2016	0.00990188
11/08/2016	0.00990188
11/09/2016	0.00990188
11/10/2016	0.00990186
11/11/2016	0.00990186
11/12/2016	0.00990186
11/13/2016	0.00990186
11/14/2016	0.00990186
11/15/2016	0.00990186
11/16/2016	0.00990186
11/17/2016	0.00990186
11/18/2016	0.00990186
11/19/2016	0.00990186
11/20/2016	0.00990186
11/21/2016	0.00990186
11/22/2016	0.00990186
11/23/2016	0.00990186
11/24/2016	0.00990186
11/25/2016	0.00990186
11/26/2016	0.00990186
11/27/2016	0.00990186
11/28/2016	0.00990186
11/29/2016	0.00990186
11/30/2016	0.00990186	0.00000343	0.00400073
12/01/2016	0.00989846
12/02/2016	0.00989849
12/03/2016	0.00989849
12/04/2016	0.00989849
12/05/2016	0.00989849
12/06/2016	0.00989849
12/07/2016	0.00989849
12/08/2016	0.00989849
12/09/2016	0.00989849
12/10/2016	0.00989849
12/11/2016	0.00989849
12/12/2016	0.00989849
12/13/2016	0.00989849
12/14/2016	0.00989849
12/15/2016	0.00989849
12/16/2016	0.00989855
12/17/2016	0.00989855
12/18/2016	0.00989855
12/19/2016	0.00989855
12/20/2016	0.00989855
12/21/2016	0.00989855

8

VanEck Merk Gold Trust 2016 Gross Proceeds File

Date	Gold Ounces Per Share	Per Share Gold Ounces Sold To Cover Expenses	Proceeds Per Share
12/22/2016	0.00989855
12/23/2016	0.00989855
12/24/2016	0.00989855
12/25/2016	0.00989855
12/26/2016	0.00989855
12/27/2016	0.00989868
12/28/2016	0.00989868
12/29/2016	0.00989868
12/30/2016	0.00989868	0.00000388	0.00444920
12/31/2016	0.00989868
	Totals	0.00003916	0.04846669

9

VanEck Merk Gold Trust Gross Proceeds and Expense Files show gold ounces acquired per VanEck Merk Gold Trust (OUNZ) share purchased, gold sold (in ounces), proceeds, and expenses per VanEck Merk Gold Trust (OUNZ) Share. You can use this information to calculate your share of OUNZ expenses, and your gain or loss on sale of gold to pay such expenses.

Example: Shareholder XYZ purchases 200 OUNZ shares on 02/24/2016 at a price of $50 per share for a total purchase price of $10,000. Shareholder XYZ had no other purchases or sales of OUNZ shares during 2016.

Step 1:	Identify the shareholder’s pro rata ownership of gold (in ounces).

Identify Shareholder XYZ’s purchase date of 02/24/2016. In the column labeled “Gold Ounces per Share," identify the pro rata amount of gold (i.e. 0.00993134 ounces per share) each OUNZ share represents on that date.

For Shareholder XYZ, total prorated amount of gold ounces owned for its 02/24/2016 purchase is 1.98627 ounces (0.00993134 ozs per share multiplied by 200 shares purchased on 02/24/2016.) Note: This step should be completed for each date on which OUNZ shares were purchased.

Step 2:	Calculate the gold (in ounces) sold from the shareholder’s account during 2016

The gold ounces sold per share during 2016 includes the cumulative amounts of all gold sales for the period which includes the day after the purchase date of 02/24/2016 through the day of the sale date.

During 2016 the amount of gold sold after the 02/24/2016 purchase date is 0.00003620 oz per share for a total of 0.00724 oz (based on the purchase of 200 shares).

Step 3:	Calculate cost of gold sold from shareholder’s account

Total Gold ozs sold (Step 2)	0.00724 oz	X $ 10,000
Gold ozs acquired (Step1)	1.98627 oz

Cost of Gold sold	$ 36.45

10

Step 4:	Calculate shareholder’s gain or loss on sales of gold for each lot purchased

Identify all proceeds per share received by the Trust after Shareholder XYZ’s 02/24/2016 purchase date. During 2016, there were sales at the end of every month for the period 2/25/2016 through 12/31/2016 which generated proceeds per share of $0.04519929. Therefore, Shareholder XYZ’s gain or loss is determined as follows:

Total Proceeds: $0.04519929 per share X 200 shares	$9.04
Less: Total cost of gold sold (Step 3)	36.45
Total Reportable Loss	$27.41

(1040 Sch D, Part I)

Step 5:	Calculate shareholder’s investment expenses

Identify all expenses per share paid by the Trust after Shareholder XYZ’s 02/24/2016 purchase date. During 2016, the expenses paid were at the end of every month for the period of 02/24/2016 through 12/31/2016 which amounted to $0.04519929 per share. Therefore, Shareholder XYZ’s investment expenses are:

Investment Expenses per Share	$0.04519929
Total Shares	200
Total Expense	$9.04

(1040 Sch A)

Step 6:	Calculate shareholder’s adjusted gold held and cost basis

Gold ounces Purchased on 02/24/2016 (Step 1)	1.98627 oz
Less: Gold ounces sold during 2016 (Step 2)	0.00724 oz
Adjusted Shareholder’s Gold ounces at 12/31/2016	1.97903 oz

Original Purchase Cost on 02/24/2016	$10,000.00
Less: Cost of Gold Sold during 2016 (Step 3)	36.45
Adjusted Shareholder’s basis at 12/31/2016	$9,963.55

Shareholder’s adjusted gold ounces and adjusted cost calculated in Step 6 are his/her adjusted ounces of gold and adjusted basis for the 02/24/2016 purchase at the end of 12/31/2016.

Shareholders with several purchases should calculate gain, loss and adjusted basis separately for each purchased lot and then sum up the results of each lot to arrive at the net reportable gain or loss and the total investment expenses. Shareholders who purchased their shares prior to 2016, and made no other purchases, should calculate their adjusted cost basis, using the gross proceeds information for the relevant years, by following the same steps as in the example above. The adjusted cost basis at 12/31/2015 should be used as the beginning cost for 2016 instead of original purchase cost. Shareholders with an additional purchase in 2016 will have two cost lots to account for in 2016. The calculation of gains and losses will be affected by the cost basis method used to account for the sales.

11